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                                                                   EXHIBIT 10.16


                                  HUGHES CENTER

                           3930 HOWARD HUGHES PARKWAY

                                LAS VEGAS, NEVADA

                                 LEASE AGREEMENT

                                     between

                            3930 BUILDING PARTNERSHIP

                                       and

                         INTEGRATED INFORMATION SYSTEMS

                            Dated November 30, 1999


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                                 LEASE AGREEMENT

                                TABLE OF CONTENTS

ARTICLES                                                                   PAGE

 ARTICLE 1 DEFINITIONS ...................................................    1
 ARTICLE 2 LEASE GRANT ...................................................    5
 ARTICLE 3 LEASE TERM ....................................................    7
 ARTICLE 4 USE OF PREMISES AND COMMON AREAS ..............................    7
  4.1 Premises . .........................................................    7
  4.2 Common Areas of Building . .........................................    7
  4.3 Landlord's Rights in Common Areas ..................................    7
 ARTICLE 5 BASE RENT AND ADDITIONAL RENT. ................................    8
  5.1 Base Rent ..........................................................    8
  5.2 [Intentionally Omitted] ............................................    8
  5.3 Additional Rent . ..................................................    8
  5.4 Interest on Late Payments ..........................................    8
 ARTICLE 6 BASE RENT ADJUSTMENT ..........................................    8
 ARTICLE 7 SERVICES TO BE FURNISHED BY LANDLORD ..........................    9
 ARTICLE 8 IMPROVEMENTS TO BE MADE BY LANDLORD ...........................   10
 ARTICLE 9 MAINTENANCE AND REPAIR OF PREMISES BY LANDLORD ................   10
 ARTICLE 10 GRAPHICS .....................................................   11
 ARTICLE 11 CARE OF THE PREMISES BY TENANT ...............................   11
 ARTICLE 12 REPAIRS AND ALTERATIONS BY TENANT ............................   11
 ARTICLE 13 USE OF ELECTRICAL SERVICES BY TENANT .........................   11
 ARTICLE 14 LAWS AND REGULATIONS .........................................   12
  14.1 General . .........................................................   12
  14.2 Hazardous Materials ...............................................   12
  14.3 Certain Insurance Risks ...........................................   13
 ARTICLE 15 BUILDING RULES ...............................................   13
 ARTICLE 16 ENTRY BY LANDLORD ............................................   13
 ARTICLE 17 ASSIGNMENT AND SUBLETTING ....................................   13
 ARTICLE 18 LIENS ........................................................   14
 ARTICLE 19 INSURANCE ....................................................   14
  19.1 Property Insurance . ..............................................   14
  19.2 Liability Insurance . .............................................   15
  19.3 Requirements for Insurance Policies ...............................   15
  19.4 Waiver of Subrogation Rights ......................................   15
 ARTICLE 20 INDEMNITY ....................................................   15
 ARTICLE 21 PROPERTY DAMAGE ..............................................   16
 ARTICLE 22 CONDEMNATION .................................................   16
 ARTICLE 23 DAMAGES FROM CERTAIN CAUSES ..................................   16
 ARTICLE 24 EVENTS OF DEFAULT ............................................   17
 ARTICLE 25 LANDLORD'S REMEDIES ..........................................   17
 ARTICLE 26 LANDLORD'S DEFAULT ...........................................   18
 ARTICLE 27 PEACEFUL ENJOYMENT ...........................................   18
 ARTICLE 28 HOLDING OVER .................................................   18
 ARTICLE 29 SUBORDINATION TO MORTGAGE ....................................   19
 ARTICLE 30 LANDLORD'S LIEN ..............................................   19
 ARTICLE 31 ATTORNEY'S FEES ..............................................   21
 ARTICLE 32 NO IMPLIED WAIVER ............................................   21
 ARTICLE 33 PERSONAL LIABILITY ...........................................   21
 ARTICLE 34 SECURITY DEPOSIT .............................................   21
 ARTICLE 35 NOTICE .......................................................   21
 ARTICLE 36 SEVERABILITY .................................................   21
 ARTICLE 37 RECORDATION ..................................................   22
 ARTICLE 38 GOVERNING LAW ................................................   22
 ARTICLE 39 FORCE MAJEURE ................................................   22
 ARTICLE 40 TIME OF PERFORMANCE ..........................................   22
 ARTICLE 41 TRANSFERS BY LANDLORD ........................................   22
 ARTICLE 42 COMMISSIONS ..................................................   22
 ARTICLE 43 EFFECT OF DELIVERY OF THIS LEASE .............................   22
 ARTICLE 44 CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY ...................   22


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 ARTICLE 45 JOINT AND SEVERAL LIABILITY ..................................   23
 ARTICLE 46 INTERPRETATION ...............................................   23
 ARTICLE 47 INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS .............   23
 ARTICLE 48 WAIVER OF JURY TRIAL .........................................   23
 ARTICLE 49 NO MERGER ....................................................   23
 ARTICLE 50 COUNTERPARTS .................................................   23
 ARTICLE 51 EXHIBITS .....................................................   23


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                                LIST OF EXHIBITS

                                                            Principal Reference
       Exhibit                Description                  "In Section/Article"

         "A"    Legal Description ...............................  1.4
         "B"    Floor Plan of the Premises ......................  1.15
         "C"    Parking Agreement ...............................  4.2(ii)
         "D"    [Intentionally Omitted]
         "E"    Rules and Regulations ...........................  15
         "F"    Commencement Memorandum .........................  1.22


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                                  HUGHES CENTER

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease"), is made and entered into as of the day of November 30 1999, between 3930 BUILDING PARTNERSHIP, a Nevada general
partnership ("Landlord"), and Integrated Information Systems, a     corporation
("Tenant").

                                   WITNESSETH:

                                    ARTICLE 1
                                   DEFINITIONS

          1.1 [Intentionally Omitted]

          1.2 "Allowance" shall mean an amount equal to Five and 00/100 Dollars ($5.00) per square foot of Usable Area in the Premises. The Allowance shall only be paid by Landlord to Tenant upon Landlord's execution of this Lease, provided all terms and conditions contained in Article 8 are met. The Premises are stipulated for all purposes to contain three thousand two hundred forty (3,240) square feet of Usable Area.

          1.3 "Base Rent" shall mean the sum of Two and 37/100 Dollars ($2.37) per month for each square foot of Rentable Area comprising the Premises which is equal to one hundred four thousand and nine hundred fifteen and 16/100 Dollars ($104,915.16) per annum as adjusted pursuant to Section 5.2 hereof. The Base Rent due for the first full calendar month during the Lease Term has been paid to Landlord by Tenant contemporaneously with Tenant's execution hereof.

          1.4 "Building" shall mean (a) the parcel of real property described in Exhibit "A" attached hereto and incorporated herein, (b) the office building and parking structure built or to be built on such parcel of real property, and (c) any and all other improvements thereon and appurtenances thereto. The street address of the Building is 3930 Howard Hughes Parkway, Hughes Center, Las Vegas, Nevada 89109; such street address may be modified by Landlord from time to time during the Lease Term.

          1.5 "Building Core" shall mean the area within the outermost finish face of that portion of the Building that incorporates those areas that provide service to the tenants of that floor and to the Building. These areas of service include: restroom facilities for men and women along with the vestibule and access, electrical, mechanical, and telephone rooms, janitor closets, elevators and service elevators along with lobby and stairs, vestibules, and all vertical floor penetrations for mechanical/electrical/plumbing for the Building.

          1.6 "Building Shell" shall mean the condition of the Building completed with the following improvements: (a) outside walls (not including drywall), core walls, and elevator lobby areas completed to building standard condition for public areas; (b) unfinished concrete floors throughout the Premises, broom clean; (c) building standard 110 volt 220 amp. power supplied to the Building Core along with 277/480 volt fluorescent lighting power supplied to the Building Core; (d) men's and ladies' restroom facilities with building standard finished located on each floor on which the Premises are located; (e) building standard voice communication speakers and smoke detectors in accordance with applicable building codes and provided only at the core; and (f) mechanical, electrical, plumbing, life safety, heating, air conditioning and ventilation in Building Core area as required to connect to and service the Premises.

          1.7 "Commencement Date" shall mean the earlier of (i) the date that Tenant actually commences any business operations from the Premises or (ii) November 1, 1999.

          1.8 "Expense Stop" shall mean the amount (per square foot of Rentable Area of the Premises) Landlord herewith agrees to expend as its share of Operating Expense (which shall be a credit for Tenant to apply to offset Operating Expenses charged to the Premises), not to exceed the total amount of Operating Expenses for calendar year 2000 (the "Base Year") (per square foot of Rentable Area in the Building); provided, however, that if occupancy of the Building during the Base Year is less than ninety-five percent (95%), Operating Expenses for the Base Year shall be "grossed up" to that amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred if the Building were ninety-five percent (95%) occupied during the Base Year. With respect to the Real Property Taxes included in


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Operating Expenses for the Base Year, such amount shall be determined under the assumption that the Building is fully assessed as a completed and occupied unit.

          1.9 [Intentionally Omitted]

          1.10 "Laws" shall mean all applicable statutes, regulations, ordinances, requirements and orders promulgated by any federal, state, local or regional governmental authority now in force or in force after the Commencement Date.

          1.11 "Lease Interest Rate" shall mean the lesser of (a) that fluctuating rate of interest equal to two percentage points (2%) over the rate of interest announced from time to time by the Bank of America National Trust and Savings Association as its prime or reference commercial lending rate (or in the event such bank ceases to announce such rate, then by such other federally regulated banking institution as Landlord shall determine), or (b) the maximum interest rate permitted by law.

          1.12 "Lease Term" shall mean the term commencing on the Commencement Date and continuing until sixty (60) months after the first day of the first full calendar month following the Commencement Date.

          1.13 "Mortgagee" shall mean the mortgagee under a mortgage or beneficiary under a deed of trust holding a lien encumbering the Building or any holder of a ground leasehold interest in the Building or any part thereof.

          1.14 "Operating Expenses" shall mean all costs of any kind paid or incurred by Landlord in owning, operating, cleaning, equipping, protecting, lighting, repairing, replacing, heating, air-conditioning and maintaining the Building as a first class office project, and a proration of Operating Expenses for all common areas within Hughes Center as provided in the REA or as otherwise determined by Landlord, including by way of illustration but not limitation, all of the following: (a) all amounts charged to the Building pursuant to the REA;
(b) Real Property Taxes; (c) all costs, charges and surcharges for utilities, water, sewage, janitorial, waste disposal and refuse removal and all other utilities and services provided to the Building; (d) insurance costs for which Landlord is responsible under this Lease or which Landlord or any Mortgagee deems necessary or prudent; (e) any costs levied, assessed or imposed pursuant to any a applicable Laws; (f) the cost (amortized over such period as Landlord reasonably determines together with interest at the Lease Interest Rate on the unamortized balance) of any capital improvements to the Building or equipment replacements made by Landlord after the Commencement Date that are intended to reduce other Operating Expenses or are required by any Laws or are necessary in order to operate the Building at the same quality level as prior to such replacement; (g) costs and expenses of operation, repair and maintenance of all structural and mechanical portions and components of the Building including, without limitation, plumbing, communication, heating, ventilating and air-conditioning ("HVAC"), elevator, and electrical and other common Building systems; (h) a pro rata portion of the cost of the management office rental for Hughes Center; (i) all costs incurred in the management and operation of the Building including, without limitation, gardening and landscaping, maintenance of all parking areas, structures and garages, maintenance of signs, resurfacing and repaving, painting, lighting, cleaning, and provision of Building security;
(j) all personal property taxes levied on or attributable to personal property used in connection with the Building; (k) depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Building; (l) rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Building; (m) management fees, wages, salaries and other labor costs incurred in the management and operation of the Building; (n) fees for required licenses and permits; (o) reasonable legal, accounting and other professional fees; (p) reasonable and appropriate reserves for repair and replacement; and (q) a reasonable allowance to Landlord for supervision of all of the foregoing not to exceed five percent (5%) of the total of all other Operating Expenses. If the Building is not fully occupied during any portion of the Lease Term, Landlord shall make an appropriate adjustment to Operating Expenses for such period employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been fully occupied during such period (collectively referred to as "Grossed-Up". Operating Expenses shall not include depreciation of the Building or equipment therein, commissions of real estate brokers and leasing agents, nor any amounts expended for tenant improvements. Notwithstanding the foregoing, Operation Expenses shall not include:

                  (1) any ground lease rental;

                  (2) Costs of capital improvements and equipment; except for those described in Section 1.14(f) hereof;

                  (3) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which, if purchased rather than rented, would constitute a capital improvement which is specifically excluded in Subsection (2) above (excluding, however,


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          equipment not affixed to the Building which is used in providing janitorial or similar service);

                    (4) Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

                    (5) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

                    (6) Depreciation, amortization and interest payments, except as otherwise provided in Subsection (2) above and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

                    (7) Marketing costs including leasing commissions, attorneys' fees in connection with the negotiation and preparation of leases, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

                    (8) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly;

                    (9) Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

                    (10) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis to projects or buildings of a comparable quality;

                    (11) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the land on which the Building is located (except as permitted in Subsection (2) above);

                    (12) Landlord's general corporate overhead and general administrative expenses;

                    (13) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (other than parking attendants);

                    (14) Except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services;

                    (15) Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs (but not directional signs);

                    (16) Electric power costs for which any tenant directly contracts with the local public service company (but such space shall be treated as vacant for electrical gross-up purposes);

                    (17) Costs incurred in connection with the operation of any retail or restaurant operations in the Building, to the extent such costs exceed the amount which would reasonably be expected to have been incurred had such space been used for general office purposes;

                    (18) Costs incurred in connection with upgrading the Building to comply with handicap, life, fire and safety codes in effect prior to the Commencement Date;

                    (19) Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any income tax or informational returns when due;

                    (20) All assessments shall be paid by Landlord in the maximum number of



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

          installments permitted by law and not included as Operating Expenses except in the year in which the assessment or premium installment is actually paid; provided, however, that if the prevailing practice in other comparable office buildings in the vicinity of the Building is to pay such assessments on an earlier basis, such assessments may be included in Operating Expenses as paid by Landlord;

                    (21) Separate charges for services included within the scope of services for which a management fee is charged;

                    (22) Costs arising from the gross negligence or willful misconduct of Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of Building materials;

                    (23) Notwithstanding any contrary provision of this Lease, including, without limitation, any provision relating to capital expenditures, costs arising from the presence of hazardous materials or substances (as defined by Laws) in or about the Building or land upon which the Building is located including, without limitation, hazardous substances in the ground water or soil;

                    (24) Costs arising from Landlord's or another tenant's gross negligence or willful misconduct;

                    (25) Costs arising from Landlord's charitable or political contributions;

                    (26) Costs arising from latent defects in the base, shell or core of the Building or in improvements installed by Landlord prior to the Commencement Date, or repair of such latent defects;

                    (27) Costs for sculpture, paintings or other objects of art (but not maintenance and repair);

                    (28) Costs (including in connection therewith all attorneys' fees and costs of settlements or judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims or litigation or arbitrations pertaining to the Landlord and/or the Building;

                    (29) Operating Expenses will exclude any expenses related to Landlord's responsibility to comply and conform with laws or codes in effect as of the Commencement Date relating to disabled access, including without limitation requirements of the Americans With Disabilities Act or any regulations promulgated in connection therewith and in effect as of the Commencement Date; and

                    (30) Any costs charged to the Building pursuant to the REA or any amendment to or substitution therefore, which, if arising in connection with the operation and maintenance of the Building, would have been excluded from Operating Expenses by reason of these exclusions.

          1.15 "Premises" shall mean that space outlined on the floor plan attached to this Lease as Exhibit "B" and incorporated herein. The Premises are stipulated for all purposes to contain three thousand six hundred eighty nine (3,689) square feet of Rentable Area.

          1.16 "REA" shall mean (i) that certain Amendment and Restatement of the Grant of Reciprocal E-asements and Declaration of Covenants (Phase I) recorded in the Official Records of Clark County, Nevada on September 8, 1995, in Book 950908 as Instrument No. 01919 as may be amended from time to time and
(ii) that certain Howard Hughes Declaration of Covenants recorded in the Official Records of Clark County, Nevada on October 11, 1985 in Book 2199 as Instrument No. 2158547, as amended by the First Amendment to Howard Hughes Center Declaration of Covenants dated August 28, 1995 recorded in the Official Records of Clark County, Nevada on September 8, 1995 in Book 950908, Instrument No. 01918 and as further amended by the Second Amendment to Howard Hughes Center Declaration of Covenants dated November 27, 1995, recorded in the Official Records of Clark County, Nevada on December 6, 1995 in Book 951206, Instrument No. 00257 as may be amended from time to time; provided, however, that no such further amendment or supplement shall in any event decrease Tenant's rights, materially increase Tenant's financial obligations, or increase Tenant's non-financial obligations under this Lease.

          1.17 "Real Property Taxes" shall mean and include any form of tax, assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal


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government, or any school, lighting, drainage, transportation, air pollution, environmental or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Building and/or the Premises, including, but not limited to, the following: (a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises; (b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of Real Property Taxes (it is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "Real Property Taxes" for the purposes of this Lease); (c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the state, county, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy of the Building, or any portion thereof; (d) any assessment, tax, fee, levy or charge upon this transaction creating or transferring an interest or an estate in the Premises;
(e) any assessment, tax, fee, levy or charge based upon the number of people employed, working at, or using the Premises or the Building, or utilizing public or private transportation to commute to the Premises or the Building; and (f) reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes.

          Real Property Taxes shall not include federal or state income, franchise, inheritance or estate taxes of Landlord or any of the parties which comprise Landlord.

          1.18 "Rentable Area" of the Premises shall mean the total of the following measurements to be determined by Landlord: (a) the entire area included within the Premises, being the area bounded by the inside surface of any exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding the Premises, the exterior of all walls separating the Premises from any public corridors or other public areas, and the centerline of all walls separating the Premises from other areas leased or to be leased to other tenants, (b) a pro rata portion based on the space occupied on the floor or floors on which the Premises is located (the "Floor(s)") of the areas covered by the elevator lobbies, corridors, restrooms, and by mechanical rooms, electrical rooms and telephone closets situated on the Floor(s) (such pro rata portion shall be the same percentage that the amount of Rentable Area in the Premises bears to the Rentable Area on the Floor(s) on which the Premises is located), other than those servicing the entire Building, and (c) a pro rata portion of the lobby area on the ground floor of the Building and of the area of the Building containing the electrical/emergency equipment, fire pump equipment, electrical switching gear, telephone equipment, mail delivery room and other facilities serving the Building (such pro rata portion shall be the same percentage that the amount of Rentable Area of the Premises bears to the total Rentable Area in the entire Building). The Building is stipulated for all purposes to contain eighty-five thousand nine hundred twenty-three (85,923) square feet of Rentable Area.

          1.19 "Security Deposit" shall mean the sum of Seventeen Thousand Four Hundred Eighty-Five Dollars and Eighty-Six Cents ($17,485.86). The Security Deposit shall be paid to Landlord by Tenant contemporaneously with Tenant's execution hereof.

          1.20 "Tenant's Share" shall be a fraction of which the numerator is the Rentable Area of the Premises as set forth in Section 1.15 and the denominator is the Rentable Area in the Building as set forth in Section 1.18.

          1.21 "Usable Area" for the Premises shall mean the Rentable Area for the Premises, minus the following reductions as determined by Landlord: (a) the Premises pro rata portion of the lobby area on the ground floor and electrical/emergency equipment, fire pump equipment, electrical switching gear, telephone equipment, mail delivery facilities, elevator penthouse, security rooms, trash rooms and other areas which service the entire Building as specified in the definition of Rentable Area, and (b) the Premises' pro rata portion of the space occupied on the Floor(s) of the Premises covered by the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms and telephone closets situated on such Floors as specified in the definition of Rentable Area.


          1.22 "Commencement Memorandum" shall mean a document similar to Exhibit "F" attached hereto. The Commencement Memorandum, among other things, shall contain a reference to the Rentable Area of the Premises and Useable Area of the Premises. Tenant agrees that the Rentable Area and Useable Area of the Premises stated in the Commencement Memorandum shall be binding throughout the Lease Term.


                                    ARTICLE 2
                                   LEASE GRANT

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          Subject to and upon the terms and conditions herein set forth,
Landlord leases to Tenant and Tenant leases from Landlord the Premises.


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

                                    ARTICLE 3

                                   LEASE TERM

          Landlord will be deemed to have delivered to Tenant possession of the Premises in its "as is" condition as of the Commencement Date. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except that Landlord agrees to clean the carpeting of the Useable Area of the Premises and apply touch-up paint where needed within the Premises, as determined by Landlord in its sole discretion, and at its sole cost and expense. If for any reason Landlord cannot deliver possession of the Premises to Tenant on or before the fixed date component of the Commencement Date, this Lease will not be void or voidable, and Landlord will not be liable to Tenant for any resultant loss or damage.

                                    ARTICLE 4

                        USE OF PREMISES AND COMMON AREAS

          4.1 PREMISES.

          The Premises shall be used for general office purposes and for no other purposes. Tenant will use the Premises in a careful, safe, and proper manner. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or prohibited by any applicable Laws, or which, in Landlord's opinion, creates a nuisance or would increase the cost of insurance coverage with respect to the Building. Tenant shall not use or occupy the Premises in violation of such rules and regulations described in Article 15 below nor in violation of the REA or any other recorded covenants, conditions or restrictions affecting the Building. Tenant shall not place a load upon the Premises exceeding the average pounds live load per square foot of floor area specified for the Building by Landlord's architect, with the partitions to be considered part of the live load. Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as to distribute properly the weight thereof.

          4.2  COMMON AREAS OF BUILDING.

          Tenant shall have the nonexclusive right to use in common with other tenants in the Building, and subject to the rules of the Building referred to in
Article 15 below, the following areas ("Common Areas") appurtenant to the
Premises:

                    (i) The common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises;

                    (ii) Parking areas (subject to the provisions of the Parking Agreement attached hereto as Exhibit "C"), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Building.

          4.3 LANDLORD'S RIGHTS IN COMMON AREAS.

          Landlord reserves the right from time to time without unreasonable interference with Tenant's use:

                    (i) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building;

                    (ii) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways and, subject to the Parking Agreement, parking spaces and parking areas;

                    (iii) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

                    (iv) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof; and

                  (v) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

                                    ARTICLE 5

                          BASE RENT AND ADDITIONAL RENT

          5.1 BASE RENT.

          Tenant agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever the Base Rent, and all such other sums of money as shall become due hereunder as Additional Rent. Should Tenant fail to pay any Additional Rent in a timely manner, Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rent. The annual Base Rent for each calendar year or portion thereof during the Lease Term, together with estimated Additional Rent pursuant to Article 6 hereof then in effect, shall be due and payable in advance, in lawful money of the United States of America which shall be legal tender at the time of payment, in twelve (12) equal installments on the first day of each calendar month during the initial term of this Lease and any extensions or renewals thereof, and Tenant hereby agrees to pay such Base Rent and Additional Rent to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month.

          5.2 [INTENTIONALLY OMITTED]

          5.3 ADDITIONAL RENT.

          All charges payable by Tenant hereunder other than Base Rent (including, without limitation, Operating Expenses payable pursuant to Article 6 below) are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent. Base Rent and Additional Rent are sometimes referred to collectively as "Rent."

          5.4 INTEREST ON LATE PAYMENTS.

          All installments of Rent not paid when due and payable shall bear interest at the Lease Interest Rate from the date due until paid. In addition, if any installment of Rent is not received by Landlord within five (5) days after notice that said amount is past due from Landlord to Tenant, Tenant shall pay to Landlord, as Additional Rent, five percent (5%) of the overdue amount as a late charge. Landlord's acceptance of any late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect.

                                    ARTICLE 6

                              BASE RENT ADJUSTMENT

          The Base Rent payable hereunder shall be adjusted upward from time to time in accordance with the following provisions:

                    (a) Tenant shall pay to Landlord as an adjustment to Rent, an amount equal to the excess (the "Excess") from time to time of total annual Operating Expenses per square foot of Rentable Area of the Premises, as Grossed-Up, over and above the Expense Stop. The Excess shall be obtained by multiplying (i) the difference between the annual Operating Expense per square foot of Rentable Area in the Building and the Expense Stop, by (ii) the total Rentable Area of the Premises as set forth in Section 1.15. Such amount shall be paid in advance in monthly installments on the same dates as Base Rent is due and payable hereunder based on Landlord's notice to Tenant from time to time good faith estimate of the Operating Expenses for the current calendar year. Landlord shall have the right to adjust such amount no more than once a year to reflect any changes in Landlord's estimate of Operating Expenses.

                    (b) By April 1 of each calendar year during the Lease Term, or as soon thereafter as practicable but no later than May 1, Landlord shall furnish to Tenant a statement ("Actual Statement") of Landlord's annual Operating Expenses, as Grossed-Up, for the previous calendar year. If for any calendar year the amounts collected from Tenant for the prior year, as a result of Landlord's estimate of Operating Expenses, exceeds the amount of the Excess actually due during such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option, apply such amount against Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year.

                    (c) In the event of any good faith dispute as to the amount of the Excess as set forth in the statement of actual Operating Expenses, Tenant shall have the right, no more frequently than once per calendar year, after reasonable notice to Landlord and at reasonable times, to inspect and photocopy Landlord's Operating Expenses records at Landlord's offices. If, after such inspection and photocopy, Tenant continues, in good faith, to dispute the amount of the Excess as set forth in said statement, Tenant shall be entitled not later than one (1) year following Tenant's receipt of an Actual Statement to retain a national, independent, certified public accountant who is not contracted on a contingency fee basis and is mutually acceptable to Landlord and Tenant to audit Landlord's Operating Expenses records with respect to the calendar year covered by Actual Statement to determine the proper amount of the Excess. Landlord shall be entitled to review the results of such audit promptly after completion of same. If the results of such audit prove that Landlord has overcharged Tenant, then within fifteen (15) days after the results of the audit are made available to Landlord, Landlord shall credit Tenant the amount of such overcharge toward the payments of Base Rent and Additional Rent next coming due under this Lease. If such audit proves that Landlord has undercharged Tenant, then within fifteen (15) days after the results of the audit are made available to Tenant, Tenant shall pay to Landlord the amount of any such undercharge. Tenant agrees to pay the cost of such audit, provided that Landlord shall reimburse Tenant the amount of such cost if the results of such audit prove that Landlord's determination of the Operating Expenses (as set forth in the Actual Statement) was in error by more than six percent (6%). If Tenant does not request an audit in accordance with the provisions of this Section 6(c) within one (1) year after Tenant's receipt of an Actual Statement, such Actual Statement shall be conclusively binding upon Tenant. Landlord shall be required to maintain records of all Operating Expenses for three (3) years following the issuance of the Operating Expense statement for such Operating Expenses. The payment by Tenant of any amounts pursuant to this article shall not preclude Tenant from questioning the correctness of any such statement

                                    ARTICLE 7

                      SERVICES TO BE FURNISHED BY LANDLORD

          Landlord agrees to furnish Tenant the following services as an Operating Expense for the Building (except as specifically provided below):

                    (a) Hot and cold water at those points of supply provided for general use of other tenants in the Building, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as required by governmental authority; provided, however, heating and air conditioning service at times other than "Normal Business Hours" for the Building (which are 8:00 a.m. to 6:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of normal holidays), shall be furnished upon receipt of a phone request by Tenant utilizing Landlord's computer which permits Tenants to make phone requests for such heating and air conditioning services, Tenant shall bear the entire cost of such additional service as such costs are determined by Landlord from time to time. Currently, Landlord is charging Forty-five and 00/100 Dollars ($45.00) per hour for each hour of other than "Normal Business Hours" heating and air conditioning service. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted, at its sole cost and expense, to install a supplemental HVAC unit ("Supplemental HVAC Unit") to service the computer rooms within the Promises, which shall only service an area not to exceed Two Hundred Fifty (250) square feet of Usable Area and shall operate twenty-four (24) hours a day, seven (7) days per week and fifty-two (52) weeks per year. The Supplemental HVAC Unit shall not interfere with the operation of any systems or equipment for the Building. Tenant shall be solely responsible for repair, maintenance and operation of the Supplemental HVAC Unit and the compressor located on the roof of the Building. Tenant shall pay the Landlord, as Additional Rent, all additional costs for electrical power usage caused by Tenant's use of Supplemental HVAC Unit. Upon the expiration or earlier termination of the Lease, Tenant shall remove the Supplemental HVAC Unit and repair any damage caused by such removal. Landlord shall not be responsible for, and Tenant waives any claim it may assert against Landlord, for any failure of the Supplemental HVAC Unit.

                    (b) Routine maintenance and electric lighting service for all Common Areas and service areas of the Building in the manner and to the extent deemed by Landlord to be standard.

                    (c) Janitorial service, five (5) days a week, exclusive of normal holidays; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as Additional Rent upon presentation of a statement therefor by Landlord.

                    (d) Subject to the provisions of Article 13, facilities to provide all electrical current required by a typical office user, as determined by Landlord, in its use and occupancy of the Premises.

                    (e) All Building Standard fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas of the Building.

                    (f) Security in the form of limited access to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate. Landlord may charge a fee for card keys or other security devices. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages resulting from the actions of unauthorized persons on the Premises or in the Building and Landlord shall not be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord which respect thereto.

                    (g) Access to the Premises, the Building, and the parking facilities twenty-four (24) hours a day, seven (7) days per week and fifty-two (52) weeks per year; provided, however, such access shall be limited by the Building access system, parking facilities access system, and temporary closures that may be necessary to maintain the Building and/or parking facilities.

          The failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or part, resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement or rent or damages on account of an interruption in service resulting therefrom.

          Notwithstanding the foregoing, in the event there is an interruption of essential building services to the Building such that the Premises are unfit for the conduct of Tenant's business for a period in excess of three (3) consecutive days, then Tenant's Rent shall be abated until such time as essential building services are restored to the extent that the Premises are fit for the conduct of Tenant's business.

                                    ARTICLE 8

                       IMPROVEMENTS TO BE MADE BY LANDLORD

          All installations and improvements now or hereafter placed on the Premises shall be for Tenant's account and at Tenant's cost (and Tenant shall pay ad valorem taxes and the cost of any increased insurance premiums thereon or attributable thereto), which cost shall be payable by Tenant to Landlord upon demand as Additional Rent. Provided Tenant is not in default under the Lease, Tenant shall receive from Landlord on October 1, 2000, an Allowance in the amount set forth in Section 1.2 of the Lease toward the cost of refurbishment to Premises. The refurbishments ("Refurbishments") to the Premises shall be done at Tenant's sole cost and expense and in accordance with Landlord's requirements. Tenant shall pay Landlord a fee equal to five percent (5%) of the costs of the Refurbishments for administration by Landlord of the Refurbishments.


                                   ARTICLE 9
                 MAINTENANCE AND REPAIR OF PREMISES BY LANDLORD

     Except as otherwise expressly provided herein, Landlord shall not be required to perform any maintenance or to make any repairs to the Premises.

                                   ARTICLE 10

                                    GRAPHICS

          Landlord shall provide and install, at Tenant's cost, all letters or numerals on doors in the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent. Tenant shall have the right to designate one (1) name on the directory board in the lobby of the Building. Landlord shall have the option to maintain, in place of the directory board in the lobby of the Building, a computerized directory with display screen which has the capacity to accommodate Tenant's name designation.

                                   ARTICLE 11

                         CARE OF THE PREMISES BY TENANT

          Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease agrees to deliver up the Premises to Landlord in as good condition as at the Commencement Date of this Lease, ordinary wear and tear excepted.

                                   ARTICLE 12

                        REPAIRS AND ALTERATIONS BY TENANT

          Tenant covenants and agrees that Tenant shall be responsible, at Tenant's own cost and expense, for costs incurred by Landlord to repair or replace any damage done to the Building, or any part thereof, caused by Tenant or Tenant's agents, employees, invitees, or visitors, to as good a condition as it was in prior to such damage. Tenant shall, when and if needed or whenever requested by Landlord to do so, at Tenant's sole cost and expense, maintain and make all repairs to the Premises and the improvements therein, to keep, maintain and preserve the Premises in first-class condition, excepting ordinary wear and tear. Any such maintenance and repairs shall be performed by a contractor approved by Landlord. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make repairs or replacements, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent. Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, install any vending machines on the Premises, or place signs on the Premises which are visible from outside the Premises, without first obtaining the written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect. Tenant shall deliver to Landlord, for Landlord's approval prior to the construction of any alterations, a complete set of plans and specifications for the proposed alterations, additions or improvements, copies of contracts with general contractors, evidence of contractor's insurance and bonds, and all necessary permits for such construction. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. All alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws, and by a contractor approved by Landlord. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design, sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials. Any and all alterations to the Premises shall become the property of Landlord upon termination of this Lease (except for movable equipment or furniture owned by Tenant). Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed on the Premises. In the event that Landlord so elects, and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant's cost, and Tenant shall pay Landlord on demand the cost of restoring the Premises to the condition that existed immediately prior to the construction of such improvements.

                                   ARTICLE 13

                      USE OF ELECTRICAL SERVICES BY TENANT

Tenant's use of electrical services furnished by Landlord shall be subject to the following:

     (a) Landlord agrees to furnish to the Premises, at no extra cost to Tenant but as an Operating Expense, five (5) watts of electric current, connected load, per square foot of Usable Area during Normal Business Hours within the Premises on an annualized basis for normal lighting, normal fractional horsepower office machines, and HVAC as required in Landlord's judgment for the use and occupation of the Premises.

                    (b) In the event that Tenant requires or uses more electric power than specified in Section 13(a) above, Landlord may, at Landlord's option, require Tenant to pay the cost as reasonably determined by Landlord of such extraordinary usage as Additional Rent. In addition, Landlord may install checkmeters in or for the Premises, at Tenant's sole cost and expense, and tenant shall thereafter pay all charges of the utility company providing electric service and Landlord shall make an appropriate adjustment to Tenant's obligation to pay a proportionate share of the Operating Expenses to account for the fact that Tenant is directly paying such metered charges.

                                   ARTICLE 14
                              LAWS AND REGULATIONS

          14.1 GENERAL.

          At its sole cost and expense, Tenant will promptly comply with all Laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or in force after the Commencement Date, with the requirements of any board of fire underwriters or other similar body constituted now or after the date, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as with the provisions of all recorded documents affecting the Premises, insofar as they relate to the condition, use, or occupancy of the Premises.

          Landlord, at its sole cost and expense, shall conform to and comply with and shall cause the Property (excluding the Premises, except for Landlord's obligations relating to the Premises set forth in the Lease) to conform to and comply with all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, and ordinances applicable to Landlord or resulting from Landlord's use of the Property (excluding the Premises) or any part thereof.

          14.2 HAZARDOUS MATERIALS.

                    (a) For purposes of this Lease, "Hazardous Materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
          ## 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ## 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ## 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws").

                    (b) Tenant will not cause or permit the storage, use, generation, or disposition of any Hazardous Materials in, on, or about the Premises or the project by Tenant, its agents, employees, or contractors. Tenant will not permit the Premises to be used or operated in a manner that may cause the Premises or the project to be contaminated by any Hazardous Materials in violation of any Hazardous Materials Laws. Tenant will immediately advise Landlord in writing of
          (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises; and (2) all claims made or threatened by any third party against Tenant, Landlord, or the Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises. Without Landlord's prior written consent, Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Premises.

                    (c) Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless from and against all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Article 14. Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located in, on, or about the Building, to their condition existing prior to the introduction of Hazardous Materials by

          Tenant, its agents, employees or contractors. Tenant's obligations under this Article 14 will survive the expiration or other termination of this Lease.

          Landlord warrants and represents to Tenant that to Landlord's actual knowledge (but without investigation), there are no Hazardous Substances in violation of any Environmental Laws in the Property of which the Premises are a part.

          14.3 CERTAIN INSURANCE RISKS.

          Tenant will not do or permit to be done any act or thing upon the Premises or the Building which would (i) jeopardize or be in conflict with fire insurance policies covering the Building or covering any fixtures and property in the Building; (ii) increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be for general office use of the Building; or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises.

                                   ARTICLE 15

                                 BUILDING RULES

          Tenant will comply with the rules of the Building which are attached hereto as Exhibit "E" and incorporated herein by this reference, as such rules are reasonably adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing.

          All rules and regulations promulgated by Landlord shall be reasonable, shall not materially alter the terms of this Lease and any enforcement shall be uniform with respect to all tenants' use and occupancy of the Building and Common Area.

                                   ARTICLE 16

                                ENTRY BY LANDLORD

          Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the same, or to show the Premises to prospective purchasers, Mortgagees, tenants or insurers, to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

          Notwithstanding the foregoing, Landlord shall use reasonable efforts to telephone Tenant twenty-four (24) hours prior to any inspection except in cases of emergencies. Emergencies for the purpose of this Section shall be deemed to mean anyone or anything in the Premises, Building and/or Common Area requiring immediate response. In any event, Tenant agrees to cooperate when access to the Premises is requested by Landlord.

                                   ARTICLE 17
                            ASSIGNMENT AND SUBLETTING

          17.1 Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this Article 17 shall be void.

          17.2 If Tenant requests Landlord's consent to an assignment of this Lease or subletting of all or part of the Premises, Landlord shall have the option (without limiting Landlord's other rights hereunder) of terminating this Lease upon thirty (30) days notice. Landlord may then, at Landlord's option, lease space to the prospective assignee or subtenant. If Landlord should fail to notify Tenant in writing of its decision within a thirty (30) day period after Landlord is notified in writing of the proposed assignment or sublease, Landlord shall be deemed to have refused to consent to such proposed assignment or sublease, and to have elected to keep this Lease in full force and effect.

         17.3 All cash or other proceeds of any assignment, sale or sublease of Tenant's interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord notwithstanding the fact that such proceeds exceed the Rent called for hereunder, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. This covenant and assignment shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. Any assignee, sublessee or purchaser of Tenant's interest in this Lease (all such assignees, sublessees and purchasers being hereinafter referred to as "Successors"), by assuming Tenant's obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Successor in consideration of any such sale, assignment or subletting, in violation of the provisions hereof.

          17.4 No assignment, sublease or other transfer consented to by Landlord, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Upon the occurrence of any default under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting any remedies against any subtenant or assignee. Upon termination of this Lease, any permitted subtenant shall, at Landlord's option, attorn to Landlord and shall pay all Rent directly to Landlord. Landlord's acceptance of Rent from any other person shall not constitute a waiver of any provision of this Article 17. Consent to one transfer shall not constitute a consent to any subsequent transfer. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant of its liability under this Lease.

          17.5 No merger shall result from Tenant's sublease of the Premises under this Article 17, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder.

          17.6 Notwithstanding anything to the contrary contained in this
Article 17, an assignment or subletting of all or a portion of the Premises to an "Affiliate" of Tenant shall not be deemed a transfer under this Article 17, provided that (a) Tenant notifies Landlord of any such assignment or sublease within fifteen (15) days after its effective date, and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such "Affiliate" and (b) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. The term "Affiliate" of Tenant shall mean any other entity which is controlled by, controls, or is under common control with Tenant, or to an entity that results from a reorganization, merger, or the sale of substantially all the assets or stock of Tenant. The term "control" or "controlled," as used in this Section 17.6, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or more than fifty percent (50%) of the voting interest in, any entity. In no event shall a transfer, assignment, or subletting of all or a portion of the Premises to an Affiliate release Tenant from the payment and performance of its obligations in the Lease, but rather Tenant and its assignee will be jointly and severally primarily liable for such payment and performance.

                                   ARTICLE 18
                                      LIENS

          Tenant will not permit any mechanic's lien(s) or other liens to be placed upon the Premises or the Building and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanics' or other liens against the Premises. In the event any such lien is attached to the Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as Additional Rent.

                                   ARTICLE 19
                                    INSURANCE

          19.1 PROPERTY INSURANCE.

          Landlord shall maintain property coverage insurance on the Building Shell and appurtenant structures in the Common Areas in such amounts as Landlord and any Mortgagees may deem necessary or appropriate. Such insurance shall be maintained at the expense of Landlord (as a part of Operating Expenses), and payments for losses thereunder shall be made solely to Landlord or the Mortgagees as their respective interests shall appear. Tenant shall obtain and keep in force at all times during the Lease Term, a policy or policies of insurance covering loss or damage to all of the improvements, betterments, income and business contents located within the Premises other than the Building Shell in the amount of the full replacement value thereof as ascertained by the Tenant's insurance carrier, as the same may exist from time to time, against all perils normally covered in an "all risk" policy (including the perils of flood and surface waters), as such term is used in the insurance industry; provided, however, that Tenant shall have no obligation to insure against earthquake.

          19.2 LIABILITY INSURANCE.

          Tenant shall, at Tenant's expense, maintain a policy of Commercial General Liability insurance insuring Landlord and Tenant against liability arising out of the ownership, use, occupancy or maintenance of the Premises. Such insurance shall be on an occurrence basis providing single-limit coverage in an amount not less than One Million Dollars ($1,000,000.00) per occurrence. The initial amount of such insurance shall be subject to periodic increase upon reasonable demand by Landlord based upon inflation, increased liability awards, recommendation of professional insurance advisers, and other relevant factors. However, the limits of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. Landlord shall be named as an additional insured on said policies and the policies shall contain the following provision: "Such insurance as afforded by this policy for the benefit of Landlord shall be primary as respects any claims, losses or liabilities arising out of the use of Premises by the Tenant or by Tenant's operation and any insurance carried by Landlord shall be excess and non-contributing." The policy shall insure Tenant's performance of the indemnity provisions of Articles 14 and 20.

          19.3 REQUIREMENTS FOR INSURANCE POLICIES.

          Insurance required to be maintained by Tenant hereunder shall be in companies holding a "General Policyholders' Rating" of A or better and a "financial rating" of 10 or better, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall promptly deliver to Landlord, within thirty (30) days of the Commencement Date, original certificates evidencing the existence and amounts of such insurance. No such policy shall be cancelable or subject to reduction of coverage except after sixty (60) days prior written notice to Landlord. Tenant shall, within thirty (30) days prior to the expiration, cancellation or reduction of such policies, furnish Landlord with renewals or "binders" thereof. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies required under this Lease.

          19.4 WAIVER OF SUBROGATION RIGHTS.

          Tenant and Landlord shall obtain from the issuer of the insurance policies referred to in Section 19.1 a waiver of subrogation provision in said policies and Tenant and Landlord hereby release, relieve and waive any and all rights of recovery against Landlord or Tenant, or against the employees, officers, agents and representatives of Landlord or Tenant, for loss or damage arising out of or incident to the perils insured against under Section 19.1 which perils occur in, on or about the Premises or the Building, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors or invitees. The extent of the waiver described in the immediately preceding sentence is limited to the extent of insurance carried by Landlord and Tenant pursuant to Section 19.1 of this Lease.

                                   ARTICLE 20

                                    INDEMNITY

          Tenant shall indemnify and hold harmless Landlord and all agents, servants and employees of Landlord from and against all claims, losses, damages, liabilities, expenses (including reasonable attorneys' fees), penalties and charges arising from or in connection with (i) Tenant's use of the Premises during the Lease Term, or (ii) the conduct of Tenant's business, or (iii) any activity, work or things done, permitted or suffered by Tenant in or about the Premises during the Lease Term. Tenant shall further indemnify and hold harmless Landlord from and against any and all claims, loss, damage, liability, expense (including reasonable attorneys' fees), penalty or charge arising from any default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by legal counsel reasonably satisfactory to Landlord. Tenant, as a material part of its consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in or upon the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord. Notwithstanding the foregoing, Tenant shall not be required to defend, save harmless or indemnify Landlord from any liability for injury, loss, accident or damage to any person or property resulting from Landlord's negligence or willful acts or omissions, or those of Landlord's officers, agents, contractors or employees. Tenant's indemnity is not intended to nor shall it relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease to the extent that such policies cover the results of negligent acts or omissions of Landlord, its officers, agents, contractors or employees, or the failure of Landlord to perform any of its obligations under this Lease.

          To the maximum extent permitted by law, Landlord shall indemnify, hold harmless and defend Tenant, its agents, servants and employees from and against all claims, actions, losses, costs and expenses (including attorneys' and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred or suffered by any third party to the extent arising directly or indirectly from (a) any default by Landlord under the terms of this Lease, (b) the use or occupancy of the Common Area by Landlord or its contractors, agents, or employees, and/or (c) any acts or omissions of Landlord or any contractor, agent, or employee of Landlord in or about the Common Area.

                                   ARTICLE 21
                                 PROPERTY DAMAGE

          If the Premises or any part thereof shall be damaged by fire or other peril, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such peril) or in the event any Mortgagee shall require that the insurance proceeds payable as a result of a peril be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall, as Landlord's sole obligation, commence and proceed with reasonable diligence to restore the Building Shell to substantially the same condition in which it was immediately prior to the occurrence of the peril. When the Building Shell has been restored by Landlord, Tenant shall complete the restoration of the Premises, including the reconstruction of all improvements in order to complete the Premises and restore the Premises to the same condition and build-out as prior to the casualty, including all improvements constructed pursuant to Exhibit "D" Any plans and specifications for such restoration and reconstruction and the contractor retained by Tenant for such restoration and reconstruction shall be subject to the approval of Landlord. All insurance proceeds payable pursuant to policies maintained by Tenant pursuant to Section
19.1 shall be applied by Tenant to such reconstruction. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent to the extent the Premises are unfit for occupancy during the period commencing as of the date of the casualty and continuing for the period of time, as determined by Landlord, required for Tenant and Landlord to complete the repairs described in this Article 21. If the Premises or any other portion of the Building is damaged by fire or other peril resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense are not covered by insurance proceeds. Notwithstanding the foregoing, should Landlord not elect to terminate this Lease upon damage by fire or other peril, Tenant shall have the right to terminate this Lease if Landlord has not restored the Building Shell to substantially the same condition in which it was immediately prior to the occurrence of the peril within eleven (11) months after the occurrence of such peril.

                                   ARTICLE 22
                                  CONDEMNATION

          If the whole or substantially the whole of the Building or the Premises shall be taken for any public or quasi-public use, by right of eminent domain or otherwise or shall be sold in lieu of condemnation, then this lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If the Lease is not so terminated upon any such taking or sale, the Base Rent payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing Building Standard Improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation.


                                   ARTICLE 23
                          DAMAGES FROM CERTAIN CAUSES

          Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord. In addition, Landlord shall not be liable for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Premises.

                                   ARTICLE 24

                                EVENTS OF DEFAULT

          The following events shall be deemed to be events of default ("Events of Default") by Tenant under this Lease:

                    (a) If Tenant abandons the Premises or if Tenant vacates the Premises for thirty (30) consecutive days;

                    (b) If Tenant fails to pay Rent or any other charge required to be paid by Tenant, as and when due;

                    (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of ten (10) days after written notice from Landlord; provided that if more than ten (10) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within such ten (10) day period and thereafter diligently pursues its completion;

                    (d) If (i) Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subsection (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder; or

                    (e) If any representation or warranty made by Tenant or by a subtenant or assignee in connection with this Lease shall have been false or misleading as of the date such representation or warranty was made.

                                   ARTICLE 25

                               LANDLORD'S REMEDIES

          Upon the occurrence of any Event of Default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

          (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including without limitation (i) the Worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the Lease term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of eighteen percent (18%) per annum, or such lesser amount as may then be the maximum lawful rate, accruing the date such payments are due until paid. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%);

                    (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover Rent as it becomes due hereunder. Landlord's election to maintain Tenant's right to possession shall not prejudice Landlord's right, at any time thereafter to terminate Tenant's right to possession and proceed in accordance with Section 25(a) above; or

                    (c) Pursue any other remedy now or hereafter available to Landlord under Laws or judicial decisions of the State of Nevada.

          Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

                                   ARTICLE 26

                               LANDLORD'S DEFAULT

          Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days of receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in the Lease or elsewhere. Tenant hereby waives such remedies of termination and recession and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give any Mortgagee notice and a reasonable time to cure any default by Landlord.

          Notwithstanding anything to the contrary contained in the Lease, in addition to any rights Tenant may have under this Lease or by law or in equity, if Landlord fails to perform or observe any material provisions of this Lease to be performed by Landlord, which default continues for a period of more than thirty (30) days after Landlord's receipt of written notice thereof from Tenant (except that said 30-day period shall be extended by a reasonable period of time if the alleged default is not reasonably capable of cure within such 30-day period, and Landlord proceeds diligently to cure the default) then Tenant may, if Landlord's continued default causes a material interference with Tenant's use and occupancy of the Premises, incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice and invoice Landlord for the reasonable actual cost of such repair, such invoice to be paid by Landlord within thirty (30) days after receipt thereof along with substantiating documentation.

                                   ARTICLE 27

                               PEACEFUL ENJOYMENT

          Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of Landlord's interest hereunder. Landlord shall be entitled to cause Tenant to relocate from the Premises to other space (a "Relocation Space") within the Building at any time after reasonable written notice of Landlord's election (not in excess of ninety (90) days) is given to Tenant. Any such relocation shall be entirely at the expense of Landlord or the third party tenant replacing Tenant in the Premises. Such a relocation shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined.

                                   ARTICLE 28
                                  HOLDING OVER

          In the event of holding over by Tenant after the expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Article 25 above, Tenant shall, throughout the entire holdover period, pay rent equal to twice the Base Rent and Additional Rent which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. If Tenant remains in possession of all or any part of the Premises after the expiration of the Lease Term, with the express written extent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of thirty (30) days prior written notice or the earliest date permitted by law. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease including the Base Rent and Additional Rent provisions. Nothing contained in this Article 28 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord upon the expiration or earlier termination of this Lease. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

                                   ARTICLE 29

                            SUBORDINATION TO MORTGAGE

          Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, upon the Building as a whole, and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that any mortgage or deed of trust is foreclosed or conveyance in lieu of foreclosure is made for any reason, Tenant shall, if requested by the Mortgagee, attorn to and become the Tenant of the successor-in-interest to Landlord and in such event Tenant hereby waives its right under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder. If in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request modifications to this Lease as a condition to such financing, Tenant will not withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder and do not otherwise materially adversely affect Tenant's rights hereunder. In the event that Tenant should fail to execute any instrument described in this Article 29 promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time within ten (10) business days following a request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under the Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require. Tenant acknowledges that any such statement may be relied upon by any Mortgagee, prospective Mortgagee, purchaser or prospective purchaser of the Building or any interest therein.

          Upon Tenant's written request, Landlord shall use reasonable efforts, excluding the payment of money, to obtain a non-disturbance agreement from Landlord's Mortgagee with respect to this Lease. Landlord agrees to submit to such Mortgagee on Tenant's behalf a non-disturbance agreement prepared by Tenant, however, Landlord makes no representation that its Mortgagee will execute any such agreement.

                                   ARTICLE 30
                                LANDLORD'S LIEN

          Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. The provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under and subject to the Nevada Uniform Commercial Code so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of the Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtor such financing statement or statements as Landlord now or hereafter may request. Landlord may at its election at any time file a copy of this Lease as a financing statement. Notwithstanding the above, Landlord shall neither sell nor withhold from Tenant, Tenant's business records.

                                   ARTICLE 31
                                 ATTORNEY'S FEES

          In the event Tenant defaults in the performance of any of the terms of this Lease and Landlord employs an attorney in connection therewith, Tenant agrees to pay Landlord's reasonable attorney's fees.

                                   ARTICLE 32
                                NO IMPLIED WAIVER

          The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement herein, or to exercise any option, right, power or remedy contained in this Lease, shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

                                   ARTICLE 33
                               PERSONAL LIABILITY

          The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the lesser of (i) the interest of Landlord in the Building, or (ii) the interest Landlord would have in said Building if the same were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of said Building (as such value is determined by Landlord) and Tenant agrees to look solely to such amount for recovery of any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

                                   ARTICLE 34
                                SECURITY DEPOSIT

          The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of damages caused by Tenant in case of default by Tenant. Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearage of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit to Tenant.

                                   ARTICLE 35
                                     NOTICE

          Any notice in this Lease provided for must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postage paid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party, or by prepaid telegram, when appropriate, addressed to the party to be notified at the address stated in this Lease or such other address, notice of which has been given to the other party. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) calendar days after it is so deposited.

                                   ARTICLE 36
                                  SEVERABILITY

          If any term or provision to this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

                                   ARTICLE 37
                                   RECORDATION

          Tenant agrees not to record this Lease or any memorandum hereof.

                                   ARTICLE 38
                                  GOVERNING LAW

          This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Nevada.

                                   ARTICLE 39
                                  FORCE MAJEURE

          Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

                                   ARTICLE 40
                               TIME OF PERFORMANCE

          Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

                                   ARTICLE 41
                              TRANSFERS BY LANDLORD

          Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

                                   ARTICLE 42
                                   COMMISSIONS

          Except for a commission to be paid by Landlord to Lee & Associates ("Broker") in accordance with a separate commission agreement to be entered into by Landlord and Broker, Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

                                   ARTICLE 43
                        EFFECT OF DELIVERY OF THIS LEASE

          Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

                                   ARTICLE 44
                   CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY

          If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he or she has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he or she is a general partner of the partnership, that he or she has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

                                   ARTICLE 45
                           JOINT AND SEVERAL LIABILITY

          All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

                                   ARTICLE 46
                                 INTERPRETATION

          The captions of the Articles of this Lease, and each specific Section within the respective Articles, are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

                                   ARTICLE 47
                INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS

          This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

                                   ARTICLE 48
                              WAIVER OF JURY TRIAL

          Landlord and Tenant by this Article 48 waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

                                   ARTICLE 49
                                    NO MERGER

          The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Article 49 will be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

                                   ARTICLE 50
                                  COUNTERPARTS

          This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

                                   ARTICLE 51
                                    EXHIBITS

          All Exhibits as listed on the "List of Exhibits" and as attached hereto are incorporated herein and made a part of this Lease for all purposes.


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
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          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease
(which may be in multiple original counterparts) as of the day and year first above written.

Address:                                       LANDLORD:

3800 Howard Hughes Parkway                     3930 BUILDING PARTNERSHIP,
Las Vegas, Nevada 89109                        a Nevada general partnership
Attention: Property Management

                                               By its general partner:
                                               HOWARD HUGHES PROPERTIES,
                                               LIMITED PARTNERSHIP, a
                                               Delaware limited partnership

                                               By its sole general partner:
                                               THE HOWARD HUGHES CORPORATION,
                                               a Delaware corporation

                                               By: ____________________________

                                               Print Name: ____________________

                                               Print Title: ___________________

Address:                                       TENANT:

1560 West Fountainhead Parkway                 Integrated Information Systems,
Suite 200                                      an Arizona corporation
Tempe, AZ 85282
Attention: Steven Dodenhoff                    By: /s/ Jeffrey Frankel

                                               Print Name: Jeffrey Frankel

                                               Print Title: V.P. & Corp. Counsel


                                      -24-